Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-76236, 33-93668 and 333-91556) pertaining to the 1993 Directors’ Stock Option Plan of Incyte Corporation, (Form S-8 Nos. 33-76344, 33-93666, 333-13449, 333-31413, 333-47178, 333-63069, 333-67598, 333-83291 and 333-91542) pertaining to the 1991 Stock Plan of Incyte Corporation, (Form S-8 Nos. 333-108013, 333-31409, 333-47180, 333-67596 and 333-91540) pertaining to the 1997 Employee Stock Purchase Plan of Incyte Corporation, (Form S-8 No. 333-46639) pertaining to Options Assumed by Incyte Corporation. Originally Granted Under The Synteni, Inc. 1996 Equity Incentive Plan, (Form S-8 No. 333-67691) pertaining to Options Issued by Incyte Corporation to Former Optionholders of Hexagen Limited, and (Form S-8 No. 333-54496) pertaining to Options Assumed by Incyte Corporation. Originally Granted Under The Proteome, Inc. 1998 Employee, Director, and Consultant Stock Option Plan, as applicable, of our report dated January 30, 2004, except for note 15 as to which the date is March 5, 2004, with respect to the consolidated financial statements and schedule of Incyte Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/    ERNST & YOUNG

Palo Alto, California

March 11, 2004